UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): November 15, 2013

HYPERSOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

510 Castillo, Suite 304., Santa Barbara, California 93101

Registrant’s telephone number, including area code: (805) 966-6566

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2013, HyperSolar, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada (the “Amendment”) which (i) increased the Company’s authorized shares of common stock to 1,000,000,000, and (ii) authorized the issuance of 5,000,000 shares of blank check preferred stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 15, 2013, the Company held a special meeting of its stockholders at the Company’s offices at 510 Castillo St., Suite 304, Santa Barbara, California 93101. A total of 161,325,974 shares of common stock, representing 67.19% of the aggregate 240,101,061 shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the annual meeting.

The stockholders approved an amendment to the Company’s Articles of Incorporation to (i) increase the Company’s authorized shares of common stock from 500,000,000 to 1,000,000,000, and (ii) authorize the issuance of 5,000,000 shares of blank check preferred stock.

The final voting results on these matters were as follows:

1.
Approval of amendment to the Company’s Articles of Incorporation to (i) increase the Company’s authorized shares of common stock from 500,000,000 to 1,000,000,000, and (ii) authorize the issuance of 5,000,000 shares of blank check preferred stock:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
151,665,981	9,458,368	201,625	0

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

	Exhibit No.	Description

	3.1	Certificate of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypersolar, Inc.

Date: November 21, 2013	By:	/s/ Timothy Young
Timothy Young Chief Executive Officer